UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2007

HD PARTNERS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32890	20-3893077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2601 Ocean Park Boulevard
Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 209-8308

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, HD PARTNERS ACQUISITION CORPORATION (THE “REGISTRANT”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING THE REGISTRANT’S SECURITIES, REGARDING ITS ACQUISITION (THE “ACQUISITION”) OF CERTAIN ASSETS OF THE NATIONAL HOT ROD ASSOCIATION (THE, “ASSOCIATION”). THIS CURRENT REPORT ON FORM 8-K WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

THE REGISTRANT AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF THE REGISTRANT’S STOCKHOLDERS TO BE HELD TO APPROVE THE ACQUISITION. STOCKHOLDERS OF THE REGISTRANT AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRANT’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE REGISTRANT’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ THE REGISTRANT’S FINAL PROSPECTUS, DATED JUNE 1, 2006, ITS REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006  AND OTHER REPORTS AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE REGISTRANT’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT OF THE REGISTRANT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO THE REGISTRANT AT:  2601 OCEAN PARK BOULEVARD,  SANTA MONICA, CALIFORNIA 90405. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS AND OTHER SEC FILINGS OF THE REGISTRANT CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

THE PRO FORMA FINANCIAL INFORMATION AND DATA CONTAINED IN THE EXHIBITS HERETO FOR THE ASSETS OF THE PROPOSED BUSINESS TO BE ACQUIRED IS UNAUDITED AND PREPARED BY THE ASSOCIATION AS A PRIVATE ENTITY, AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN THE REGISTRANT’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE ACQUISITION.

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2007, HD Partners Acquisition Corporation (the “Registrant”) entered into an Asset Purchase Agreement with the National Hot Rod Association, a California nonprofit mutual benefit corporation (the “Association”), pursuant to which the Registrant will, subject to certain terms and conditions, including approval by the Registrant’s stockholders at a special meeting, purchase the Association’s rights, title and interest in and to the Purchased Assets (as such term is defined below). After the acquisition (the “Asset Acquisition”), the Association will continue to own and to operate its Retained Business (as such term is defined below). As consideration for this sale, the Registrant will assume only certain of the Association’s liabilities, including existing Association Loans associated with the Purchased Assets and incurred by the Association prior to the date of the Asset Purchase Agreement of approximately $11,500,000 (the “Seller Loan Balance”), and will pay the Association approximately $100,000,000 in cash and 1,256,447 shares of common stock of the Registrant with an agreed upon value of $9,500,000, plus an additional amount of cash, up to $2,400,000 for the Capital Expenditures Balance, as defined below.

The following is a summary of the material provisions of the executed Asset Purchase Agreement, as well as the forms of the related agreements, the terms of which are conditional on and which are to be executed at, closing.  The following is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and the forms of related agreements, copies of which are attached hereto.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement, the Key Definitions Agreement or the forms of related agreements.

Asset Purchase Agreement

Purchase Price

Pursuant to the Asset Purchase Agreement, the Registrant has agreed to pay the Association an aggregate purchase price of $121,000,000 (including $100,000,000 in cash, assumption of certain liabilities in the amount of $11,500,000 and shares of common stock of the Registrant with a value of $9,500,000).  The $100,000,000 in cash to be paid as a portion of the acquisition consideration will only be subject to adjustment to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase). In addition, the $100,000,000 will be increased by the amount of capital expenditures (the “Capital Expenditure Balance”) incurred by the Association for the Gainsville race track (which it is also purchasing) up to a maximum of $2,400,000.

Assets to be Acquired

The assets to be acquired include all of the Association’s right, title and interest in, to and under the “Purchased Business” including the “Purchased Assets”, defined as (and including such terms herein as defined in the Asset Purchase Agreement): (i) the exclusive and perpetual rights to the professional racing activities, (ii) four (4) Racetracks and long term lease of the Pomona Race Track, (iii) the Headquarters Building, (iv) the Video Library and Photo Archive, and (v) all of the associated assets, including the following:

(a)       contract rights;

(b)       assigned accounts receivable

(c)       owned real properties;

(d)       leased real properties and real property leases;

(e)       leasehold improvements;

(f)        tangible personal property;

(g)       inventory;

(h)       books and records;

(i)        permit rights;

(j)        intellectual property rights to conduct Professional Drag Racing, including existing series and the right to create new series; ownership of  the existing 23 National Events and the right to create new National Events. All Commercial Exploitation rights, as detailed in the Commercial Exploitation Agreement. Certain rights to use the NHRA brand and related brands, as detailed in the Brand License Agreement.

(k)       all of the Association’s available merchandising and marketing materials, sales literature, promotional literature, customer, supplier and distributor lists, art work, photographs, display units primarily used in or primarily held for use in the Purchased Business and telephone and fax numbers used exclusively at the facilities in connection with the Purchased Business;

(l)        all rights arising in connection with the operation of the Purchased Business on or after the closing date under or pursuant to all warranties, representations and guarantees, whether express or implied, made by suppliers in connection with the Purchased Assets or services furnished to the Purchased Business to the extent such warranties, representations and guarantees are assignable;

(m)      all goodwill associated with the Purchased Business; and

all other assets, properties and other intangible rights of the Association primarily related to or primarily used in connection with the Purchased Business.

 The Association will retain certain assets (the “Retained Assets”) which include the following:

(a)           Any and all business (including goodwill), operations and activities of Association and/or any Subsidiary, other than the Purchased Business, including, without limitation, any and all “Association Drag Racing;”

(b)           All of the Association’s Association Exploitation Rights;

(c)           Any and all other activities, events and other operations relating to the sport of drag racing and/or the hot rod industry generally that are undertaken for one or more of the following purposes or objectives, to the extent that they do not violate any of our exclusive rights as set forth in the Ongoing Business Agreements:

(i)            improving business conditions in the hot rod racing industry;

(ii)           promoting or advancing the common business interests of those engaged in the hot rod industry;

(iii)          promoting safety in drag racing or in the automobile industry generally;

(iv)          promoting or encouraging participation, sportsmanship or fellowship in the hot rod industry;

(v)           exchanging and promoting the exchange of knowledge and information among hot rod enthusiasts, and/or

(vi)          educating the public about or otherwise preserving, protecting and/or promoting the sport of drag racing.

Covenants

The Asset Purchase Agreement contains customary covenants which relate primarily to the conduct of the Association and the Registrant between the time the Asset Purchase Agreement is signed and when it is consummated. More specifically, the Association commits that during this period it will continue to conduct its business in the ordinary course, that it will not sell or encumber any of the Purchased Assets, that it will refrain from taking certain types of actions with respect to its  employees, such as entering into new employment agreements, that it will seek to obtain the necessary consents to enable it to consummate the sale of assets as provided for in the Asset Purchase Agreement, that it will continue to pay its obligations as they become due, and that it will cause its independent accountants to prepare audited financial statements for that portion of its business that is being purchased by the Registrant. The Registrant, in turn, commits, among other things, to promptly prepare a proxy statement, and then use its best efforts to obtain SEC approval of the proxy,  call a shareholders meeting to seek a favorable shareholder vote  so that it can consummate the asset purchase from the Association.

Representations and Warranties of Seller

The Asset Purchase Agreement contains the usual types of seller Representations and Warranties, including Representations and Warranties concerning the accuracy of the Association’s financial statements, assets, compliance with legal requirements, employees, and environmental matters.

Representations and Warranties of Buyer

The Asset Purchase Agreement contains the usual types of buyer Representations and Warranties, including accuracy of its financial statements, conflicts, and compliance with legal requirements.

Indemnification and Remedies

Most Representations and Warranties of the parties survive for a two year period following the Closing except for certain Representations and Warranties, such as those relating to taxes, which survive for a longer period. Each party is entitled to indemnification for the other party for any damages it suffers as a result of any breach of a Representations and Warranties or covenant or other obligation of the other party (a “Breach”) , and such indemnification obligation is not impacted by any investigation conducted by a party. However, the Registrant is not entitled to any damages from the Association as a result of a Breach unless, and only to the extent that, the damages suffered by the Registrant exceed $600,000 (the “Threshold”). In addition, the maximum amount that the Registrant can recover as a result of the Breaches cannot exceed $15,000,000. However, neither the Threshold nor the $15,000,000 limitation applies to certain types of Breaches, such as those relating to taxes, or those Breaches resulting from fraud or intentional misrepresentations.

Post Closing Covenants

Each party agrees that, after the Asset Purchase Agreement is consummated, it will, among other things: maintain the confidentiality of certain proprietary or confidential information of the other party. The Association agrees that in order to protect the goodwill for the Professional racing business that it has sold to the Registrant, it will not compete with that business anywhere is the world; and the Registrant agrees that in order to protect the goodwill of the business that the Association has retained, it will not compete with the Association’s retained business anywhere in the world. The Registrant also agrees that it will not solicit employees of the Association who are rending services to the Registrant under any of the Ongoing Business Agreements.

Other Miscellaneous Provisions

The Registrant is entitled to, and intends to, assign its rights under the Asset Purchase Agreement to a wholly-owned subsidiary it intends to form before the Closing for the sole purpose of acquiring the Purchased Business.

The parties have agreed that all disputes arising under the Asset Purchase Agreement are to be resolved by arbitration except for claims seeking injunctive relief or other forms of specific performance.

Other Offers to Association

Pursuant to the Asset Purchase Agreement, from May 30, 2007 through the closing of the Asset Acquisition, or unless the Asset Purchase Agreement is earlier terminated, neither the Association nor any of its affiliates or representatives shall directly or indirectly (a) solicit, initiate or encourage any inquiries or proposals from, (b) negotiate with, or (c) provide any non-public information to any person (other than the Registrant and its affiliates and representatives) relating to any transaction involving the sale of all or a substantial portion of the Purchased Business, whether affected by sale of assets, sale of equity interests, merger or otherwise.  In the event that the Association or any of its affiliates or representatives receives an unsolicited inquiry, proposal or offer for such a transaction or obtains information that any such inquiry, proposal or offer is likely to be made, the Association will promptly provide the Registrant with written notice thereof, including the identity of the prospective purchaser or soliciting party.

Indemnification

Under the Asset Purchase Agreement, the Registrant has agreed to indemnify and hold harmless the Association and its affiliates and representatives against any damages, losses or liabilities, including reasonable legal fees and expenses, in connection with or arising from:

•      any breach of any representation or warranty made by the Registrant in the Asset Purchase Agreement;

•      any breach of any covenant or agreement made by the Registrant in the Asset Purchase Agreement;

•      any assumed liability; and

•      any claim by any person for brokerage or finder’s fees or commissions or similar payments based on any agreement or understanding alleged to have been made by such Person with either HDP or any of its Affiliates (or any person acting (or purportedly acting) on behalf of any such person) in connection with the Asset Acquisition.

Waiver

As consideration for the Registrant’s execution of the Asset Purchase Agreement, the Association, on its own behalf and on behalf of its affiliates and representatives (collectively the “Association Claimants”) hereby agrees that neither it nor any Association Claimant will now or at any time in the future have any claim to, or make any claim against, the Registrant’s trust assets or any part of them, whether such claim arises as a result of the Registrant’s obligations under the Asset Purchase Agreement or the Registrant’s conduct in negotiating or implementing the Asset Purchase Agreement or in any other way that is directly or indirectly related to the Asset Purchase Agreement or the transactions contemplated thereby, and regardless of whether such claim arises based on contract or tort or any other theory of liability (any and all such claims being collectively refereed to hereafter as “Transaction Claims”).  The Association, on its behalf and on behalf of the Association Claimants, waives any right it or they otherwise may have now or hereafter to part or all of the Registrant’s trust assets based upon, or related in any way to, any Transaction Claim and agrees that it and their sole recourse for any of Transaction Claim shall be against the non-trust assets unless and until the Asset Purchase Agreement is consummated with the Association.

Conditions to Closing

The Registrant’s obligations to consummate the Asset Acquisition are subject to the fulfillment (or waiver) of certain conditions, including:

•      The representations and warranties of the Association set forth in the Asset Purchase Agreement shall have been true and correct in all material respects (except for such representations and warranties as are not qualified by materiality, which representations and warranties shall be true and correct in all respects), as of the date of the Asset Purchase Agreement and as of the closing as though made on and as of the closing (other than certain representations and warranties that are expressly made as of, and only as of, an earlier date) and except as the Registrant may otherwise have consented in writing, and the Registrant shall have received a certificate, dated as of the closing, signed by an authorized officer of the Association certifying to that effect;

•      The Association shall have performed in all material respects all obligations required to be performed by the Association under the Asset Purchase Agreement and any applicable ancillary agreement at or prior to the closing, and the Registrant shall have received a certificate, dated as of the closing, signed by an authorized officer of the Association to that effect;

•      No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any legal requirement (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or challenges the validity or legality of the sale of the Purchased Assets or the other related transactions (each, a “Governmental Prohibition”), and no governmental entity shall have instituted any proceeding seeking any Governmental Prohibition;

•      the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other applicable antitrust laws have expired without adverse action by the applicable governmental authority;

•      the Asset Purchase Agreement and Asset Acquisition have been approved by the Registrant’s stockholders;

•      the Registrant shall have received a fairness opinion, and such opinion shall not have been rescinded, withdrawn or adversely modified by the financial advisor(s) providing such opinion (other than any rescission, withdrawal or modification resulting or arising, directly or indirectly, from (i) any intentional failure by the Registrant to provide to such financial advisor(s) any material, written information received from the Association, or (ii) willful misrepresentation on the part of the Registrant or any of our representatives in connection with the preparation and issuance of such opinion);

•      the other party has delivered specific closing deliverables; and

•      there shall not have been or occurred any event or change that would reasonably be expected to have a Material Adverse Effect.

Termination; Termination Fee and Expenses

The Asset Purchase Agreement may be terminated at any time prior to the closing of the Asset Acquisition:

•      by mutual agreement of the Registrant and the Association;

•      by the Registrant, on the one hand, or the Association, on the other hand, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply with its obligations under the Asset Purchase Agreement) on or before the later of (i) December 31, 2007 or (ii) forty (40) days following the Registrant’s receipt of notification from the SEC that it has no further comments to the preliminary proxy statement; provided that in no event shall such date be later than May 30, 2008 (such later date being referred to herein as the “Outside Date”);

•      by either the Registrant or the Association if the Registrant stockholders’ meeting shall have been held and the Registrant’s stockholders shall have taken a final vote on the proposal to approve the Asset Purchase Agreement or the Asset Acquisition and failed to obtain the Registrant’s required stockholder approval;

•      by the Registrant if, prior to the Registrant’s required stockholder approval having been obtained, the Registrant receives a written communication from the financial advisor(s) providing the Registrant’s fairness opinion rescinding, withdrawing or adversely modifying such fairness opinion;

•      by the Association if at any time prior to Closing, the Association receives a written communication from the financial advisor(s) providing the Association’s fairness opinion rescinding, withdrawing or adversely modifying such fairness opinion;

•      by the Association, on the one hand, or by the Registrant, on the other hand, if a material breach of the Asset Purchase Agreement has been committed by the other party and such material breach has not been expressly waived in writing;

•      by the Registrant if satisfaction of any of the conditions of the Asset Purchase Agreement becomes impossible prior to the Outside Date (other than through Registrant’s failure to comply with its obligations under the Asset Purchase Agreement) and the Registrant has not expressly waived such condition in writing on or before termination of the Asset Purchase Agreement; or (ii) by the Association, if satisfaction of any of the conditions in the Asset Purchase Agreement becomes impossible prior to the Outside Date (other than through the failure of the Association to comply with its obligations under the Asset Purchase Agreement) and the Association has not expressly waived such condition in writing on or before termination of the Asset Purchase Agreement; or

•      by either the Registrant or the Association if there shall be any law or regulation that makes consummation of the Asset Purchase Agreement or Asset Acquisition illegal or otherwise prohibited or if consummation of the Asset Purchase Agreement or Asset Acquisition would violate any non-appealable order of any governmental entity having competent jurisdiction.

Under the Asset Purchase Agreement, (i) if the Asset Purchase Agreement is terminated by the Registrant, on the one hand, or the Association, on the other hand, the sole and exclusive remedy of the terminating party against the breaching party (in addition to termination of the Asset Purchase Agreement) shall be limited to an action against the breaching party for damages arising out of the material breach committed by the breaching party; provided, however, that such damages shall be limited to the actual out-of-pocket costs and expenses (including without limitations all legal, accounting, financial advisor, and other third party fees) reasonably incurred by the terminating party in connection with the transactions from and after November 1, 2006; and (ii) if the Asset Purchase Agreement is terminated by either the Registrant or the Association as a result of the failure to obtain the required Registrant stockholder approval, then the Registrant shall pay to the Association all of the reasonable legal fees, costs and expenses incurred by the Association in connection with the transactions (including, without limitation, the fees of counsel for the Association and the fees of counsel for Messrs. Tom Compton and Peter Clifford), all of the fees and expenses of the provider of the Association’s fairness opinion, and all of the fees and expenses of the compensation consultant hired by the Association, such payment to be made by the Registrant to the Association within ten (10) Business Days after the Registrant receives copies of invoices reflecting the amount of such fees, costs and expenses.

Otherwise, the parties to the Asset Purchase Agreement have agreed that each party will pay its own expenses, but that the aggregate filing fees under federal antitrust laws will be split equally.

Access to Information

Without limiting Association’s obligations, between the date of the Asset Purchase Agreement through the earlier of the closing or the valid termination of the Asset Purchase Agreement, the Association has agreed to (a) afford the Registrant and its representatives reasonable access during normal business hours, in a manner that does not unreasonably interfere with the Association’s business and operations, to its personnel, properties, contracts, books and records, Association plans and other documents and data related to the Purchased Business and the Purchased Assets, (b) furnish the Registrant and its representatives with copies of all such contracts, books and records, Association plans and other existing documents and data related to the Purchased Business as they may reasonably request and (c) furnish the Registrant and its representatives with such additional financial, operating and other data and information related to the Purchased Business as they may reasonably request; provided, however, that nothing contained herein shall require the Association to furnish to the Registrant or provide the Registrant with access to any marketing information, pricing information or other sensitive competitive information the review of which legal counsel to the Registrant and the Association reasonably concludes may give rise to liability under antitrust laws; provided, further that any investigation pursuant to this section shall be conducted in such manner as not to unreasonably interfere with the conduct of the Association’s business.  In addition, the Association is entitled to redact the relevant portions of the books and records that relate to the Retained Business.

Public Announcements

Except (i) as required by legal requirement or (ii) in the case of the Registrant, for any filings required to be made with the SEC or the American Stock Exchange or other actions that the Registrant in good faith determines to be necessary or appropriate in connection with seeking to obtain the stockholder approval (including in connection with the proxy statement), without prior written approval of the Registrant and the Association, the Registrant and the Association have agreed that none of the Registrant, the Association or their respective affiliates shall issue any press release or make any public statement regarding the Asset Purchase Agreement and the transactions contemplated thereby other than the fact that the Registrant acquired the Purchased Business; provided, however, that nothing shall prohibit the Registrant’s Board from exercising its fiduciary duties in its communications to the stockholders of the Registrant.  In the case of announcements, statements, acknowledgments or revelations which either party is required by legal requirement to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by legal requirement shall not constitute a breach of the Asset Purchase Agreement if such party shall have given, to the extent reasonably practicable, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party.  Each party has agreed that it will not unreasonably withhold any such consent or clearance.  In furtherance of the foregoing, the parties have acknowledged and agreed that concurrently with the execution of the Asset Purchase Agreement, the parties will issue a mutual press release with respect to the transactions contemplated hereby.

Confidential Information

The Registrant and the Association have acknowledged and agreed as follows:

(i)            The Association and the Registrant acknowledge that the success of the Purchased Business and the Retained Business after the closing depends upon the continued preservation of the confidentiality of certain confidential and proprietary information related to the Association, the Purchased Business and the Purchased Assets, and the Retained Business and the Excluded Assets (as the case may be) in each case, including without limitation technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information related thereto, together with all analyses, compilations, studies or other documents, records or data possessed by the Association and its affiliates (“Confidential Information”), that the preservation of the confidentiality of such Confidential Information by the Association, the Registrant and their respective affiliates is an essential premise of the bargain between the Association and the Registrant;

(ii)           The Association and its affiliates will not, and Association will cause its affiliates and its representatives not to, at any time, directly or indirectly, without the prior written consent of the Registrant, disclose or use, any Confidential Information involving or relating to the Purchased Business or the Purchased Assets, except (A) for any information that prior to the closing was primarily used in the Retained Business or (B) to the extent necessary for the Association to operate and conduct the Retained Business and provide the services under the ancillary agreements following the closing;
(iii)          The Registrant and its affiliates will not, and the Registrant will cause its affiliates and its representatives not to, at any time, directly or indirectly, without the prior written consent of the Association, disclose or use, any Confidential Information involving or relating to the Retained Business or the Excluded Assets, except (A) for any information that prior to the closing was primarily used in the Purchased Business or (B) to the extent necessary for the Registrant to operate and conduct the Purchased Business following the closing; and

(iv)          The Registrant and the Association shall each use best efforts to maintain the confidentiality of any Confidential Information involving or relating to the Retained Business or the Excluded Assets, on the one hand, and the Purchased Business or the Purchased Assets, on the other hand, from the employees of the other party due to the close proximity of the location of the employees of the Registrant and the Association following the closing.

Sanctioning Agreement

Under the terms of the Sanctioning Agreement, Registrant engages the Association to be the exclusive provider of Sanctioning Services for professional drag racing events throughout the United States, Canada and Mexico (the “Territory”).  To the extent registrant conducts professional drag racing events outside of the Territory, the Association has a right of first opportunity to provide sanctioning services at such events.

The Sanctioning Services to be provided by the Association include promulgating the NHRA Rulebook, administration of the disciplinary/appeals process set forth in the NHRA Rulebook, vehicle sanctioning, race-related protest and dispute resolution, starter functions, operation of timing and scoring, determination of official winners in accordance with the points and competition guidelines, vehicle inspections, technical and safety issues, racer and participant processing and registration.

Registrant agrees to (i)  hold all professional drag racing events within the Territory at NHRA Member Tracks both during and after the term of the sanctioning agreement and (ii) that the racetracks being purchased by Registrant will remain NHRA Member Tracks as long as they are owned by Registrant; provided, that after the term, both of these requirement apply only so long as the Association remains the preeminent drag racing sanctioning body.  An NHRA Member Track is a race facility that has satisfied the Association’s member track requirements and entered into a member track agreement with the Association.

The general framework for the sanctioning relationship is that Registrant will determine the format for and types of vehicles that will participate in professional drag racing, and the Association will apply, develop and maintain the rules and regulations in support thereof. The rules for professional drag racing  are administered by a rules committee.  NHRA Pro Racing has the right to appoint one-third of the members to the rules committee.

The rules committee has the right to change the rulebook, subject to the following:

•      Any proposed rule by the rules committee that relates to professional drag racing is subject to the prior approval of Registrant in its sole discretion, unless the proposed rule change falls within specified exception categories, in which case Registrant’s approval is not required.  The specified exceptions include rules which would improve safety by more than an insignificant amount, decrease the risk of a violation of civil or criminal law, relate solely to the Association’s racing activities or decrease the likelihood of a material adverse insurance change.

•      Registrant has the right to require the rules committee to make or change any rule that relates to professional drag racing, unless the proposed rule change falls within specified exception categories, in which case the rules committee need not adopt the proposed rule change.   The specified exceptions are the same as those which apply to proposed rule changes by the rules committee, as well as proposed rules which would (A) cause a material breach of the Brand License Agreement or (B) otherwise be inconsistent with (I) the Association’s status as a family friendly organization, (II) the Association’s philosophy of promoting the role of safety and competition in the sport of drag racing and portraying drag racing in a positive and professional light.

•      All disputes regarding decisions of the rules committee are subject to arbitration.

Registrant’s Racing Responsibilities.  Registrant is required to comply with all NHRA member track requirements at the racetracks it owns and verify compliance with such requirements at the racetracks it does not own.  In connection therewith, Registrant shall:

•      Maintain all necessary authorizations at any track facility to be used for such sanctioned event;

•      Cause the track facilities to be maintained in good condition and repair, including causing any necessary repairs in order for the facility to be in satisfactory condition;

•      Comply with all guidelines set forth in the NHRA Rulebook;

•      Furnish, or cause to be furnished, all specified equipment, materials and supplies to conduct and sanction the event, consistent with past practices;

•      Provide access to and appropriate facilities to the Association as reasonably required to perform the sanctioning services; and

•      Furnish adequate security personnel and equipment in restricted areas of the event.

Registrant’s Events of Default.

•      In the event of a failure in any material respect by Registrant to perform its responsibilities outlined above which has not been cured within 10 days, the Association has the right, in addition to its rights under the contract or the member track agreement, to terminate and withhold sanctioning services for such event.  Thereafter, Registrant may run such event as a non-sanctioned event, provided that it promptly notifies all participants and sponsors of withdrawal of the Association’s sanction, removes where practical any references to the Association’s sanction from promotional materials and refrains from any further use of the NHRA trademarks in connection with such event, and includes in any subsequent communications reasonable notice that the event is non-sanctioned.

•      If, during any racing season, there is a pattern of conduct by Registrant that involves multiple events of default of a nature that gives rise to the inference that Registrant is intentionally breaching the sanctioning requirements to evade the general requirement of conducting only sanctioned events, and if disputed by Registrant, an arbitration has determined that Registrant is intentionally breaching its obligations to comply with Association’s requirements for a sanctioned event, then Registrant may not conduct any subsequent event during such racing season where Registrant has not fulfilled the obligations for a sanctioned event to such event even as a non-sanctioned event.

Association Events of Default.  If at any time during the term the Association commits (i) four or more “major breaches” within ten calendar years, (ii) three of more major breaches within five calendar years or (iii) two or more major breaches within any single calendar year, then Registrant shall have the right to terminate the agreement.

•      A “major breach” is defined as either (i) the failure of the Association to perform the sanctioning services with a quality or level of service no less than that occurring during the 2006 racing season, which failure results in the inability to crown a champion in a class of professional drag racing conducted at an event; or (ii) any other failure by the Association to perform its obligations under the agreement which would constitute a breach sufficient under California law to entitle Registrant to terminate the agreement.

•      Upon the termination, for so long as the Association remains the preeminent drag racing sanctioning body, Registrant is required to sanction its own Events and utilize the NHRA marks.  If the Association ceases to be the preeminent drag racing sanctioning body, then Registrant may not engage any third party to sanction the events if any of the NHRA marks are used as part of the name of the event or to sponsor the event; if none of the NHRA marks are used, Registrant may engage a third party to render such services.

Except for termination by Registrant for “major breach” or termination by the Association of sanctioning series for a specific event(s) as described in the preceeding paragraphs, the term of the agreement is perpetual.  For the first three years following the purchase (four years if no Registrant stock is sold by the Association), the Association has the right to terminate this agreement if it exercises the right to terminate the Brand License Agreement upon the occurrence of a change of control, as defined therein.

Commercialization Agreement

The purpose of the Commercialization Agreement is to (i) identify the commercialization rights that are to be transferred to Registrant as part of the Transaction, (ii) identify the commercialization rights that are to be retained by the Association, and (iii) to identify the respective rights and responsibilities of Registrant  and the Association with respect to certain shared assets and activities.

As between Registrant  and the Association, Registrant  has the exclusive rights, on a worldwide basis, to conduct Professional Drag Racing, including the expansion of any existing Professional Drag Racing events or series and the creation of new Professional Drag Racing events and series.  “Professional Drag Racing” includes any competitive racing involving Top Fuel Dragsters, Top Fuel Funny Cars, Pro Stock Cars or Pro Stock Motorcycles, as such vehicles are classified in the NHRA rulebook.   Professional Drag Racing also includes any competitive racing involving any other vehicle category where there is a competition-related purse that meets or exceeds a specified percentage of the highest purse paid by Registrant over the prior two year period.  Registrant also has the right to conduct drag racing in any vehicle category for exhibitional or promotional purposes.

As between Registrant and the Association, the Association retains the exclusive right to conduct Non-Professional Drag Racing.  “Non-Professional Drag Racing” includes any drag racing which do not include Top Fuel Dragsters, Top Fuel Funny Cars, Pro Stock Cars or Pro Stock Motorcycles racing in competition related races or where there is no competition-related compensation or where such compensation is equal to or less than a specified percentage of the then highest purse paid over the prior two year period.  The Association also has rights to conduct drag racing in any vehicle category for exhibitional or promotional purposes, subject to additional restrictions in cases where such exhibitional or promotional racing involves Top Fuel Dragsters or Funny Cars.

Although the Brand License Agreement sets forth each party’s rights and obligations with respect to the use of the NRHA marks of sponsorships and licensing in the Commercialization Agreement the parties agree to honor and abide by all obligations that are part of any existing sponsor or licensing agreement.  In addition, with respect to a certain specified sponsorship agreement that is to be retained by the Association, Association will pay to Registrant an agreed upon annual sum in 2008 and 2009, and a prorated amount of such sum for 2007 for sponsor support services provided to such sponsor by Registrant agrees to provide similar sponsor support services as part of any renewal or replacement of such sponsor in exchange for receiving fair market value for such services.

Registrant has the exclusive right to develop and offer membership programs that are tied to professional drag racing.  Registrant has agreed that the name of any membership program that it develops will not be confusingly similar to any Association membership program.  The Association retains the right to continue offering its existing membership programs and to enhance such programs over time.  Registrant agrees to honor certain benefits associated with such Association programs, including discounts on event admissions and merchandise discounts.  The Association shall also have the right to procure merchandise at Registrant ’s cost to be distributed as part of a member kit.    The parties have agreed to share membership lists for internal, cross-promotional purposes.

As between Registrant and the Association, Registrant has the exclusive right to develop and publish publications in any format that primarily focus on professional drag racing activities.  Registrant agrees to limit the amount of content in such publications that focus on non-professional drag racing activities.  The Association retains the exclusive right to publish National Dragster magazine and any other publications that primarily focus on non-professional drag racing activities.

Registrant will own the NHRA.com domain name and will be responsible for operation of the NHRA.com website and the website’s overall “look and feel”.  The parties have agreed that it is a mutual objective for the NHRA.com website to be the primary online information source for all NHRA-related activities and events, regardless of whether such activities or events are offered by Registrant or the Association.  The parties have made arrangements regarding sharing of the NHRA.com home page between Registrant content and sponsor support and Association content and sponsor support.  The parties have agreed to not develop any competing websites to the NHRA.com website for a minimum of ten years.

Except for certain retained rights as described below, as between Registrant and the Association, Registrant has the exclusive right to develop, market, distribute and otherwise exploit any and all television or radio programming activities and opportunities related to drag racing events and activities (both professional and non-professional).  In cases where Registrant  television or radio program utilizes audio visual material related to non-professional drag racing or other Association activities, then the parties will develop an equitable allocation of the net revenues derived from such program.

The Association retains the exclusive right to develop, market, distribute and otherwise exploit the television and radio programming activities specified in this and the two following paragraphs. The Association retains the non-exclusive right to develop, market, distribute and otherwise exploit the television and radio programming activities in this and the two following paragraphs. Prior to initiating any project related to the Association’s retained television and radio rights as described above, the Association and Registrant will discuss the possibility of joint collaborating on such programming project.  If the parties choose not to collaborate on such project, then the Association shall retain all revenues derived from such programming except in the case of historical or educational programming, in which case net revenues derived from such programming shall be shared between the Association and Registrant on a pre-arranged basis.

Registrant will own the NHRA video and photo archives and will have the exclusive rights to commercially exploit such archives.  The Association will have rights to access and use content from the video and photo archive for certain purposes including exhibition and limited commercial sales at the Museum and certain Association events, and for use in the National Dragster magazine and Association-related web pages on the NHRA.com website.  All video and photo materials created by or on behalf of the Association or Registrant will be contributed to the video and photo archives and owned by Registrant.

As between Registrant and the Association, Registrant has the exclusive right to develop, market, distribute and otherwise exploit any and all multimedia products and opportunities related to drag racing events and activities (both professional and non-professional).  Multimedia products include DVD’s, electronic games, and media downloads.  In cases where Registrant multimedia product utilizes material related to non-professional drag racing or other Association activities, then the parties will develop an equitable allocation of the net revenues derived from such program.

As between Registrant and the Association, Registrant will have the exclusive merchandising rights related to professional drag racing as well as merchandise that bears a generic NHRA logo.  As between Registrant and the Association, the Association will retain exclusive merchandising rights related to non-professional drag racing (i.e., merchandise that bears a logo related to an Association racing event or activity).  These rights all more fully described in the Brand License Agreement.  The Association will have the right to procure, at Registrant ’s cost, merchandise that bears a generic NHRA logo for limited distribution and sale in conjunction with certain internal and promotional activities.

The term of the Brand License Agreement is perpetual.  Registrant’s use of the NHRA trademarks will terminate only if Association elects to terminate the Brand Agreement as part of a change of control “event” occuring in the three years following the consummation of the Asset Acquisition (four years in certain cases) as described in the Brand Agreement.

Operational Support Agreement

Under the terms of the Operational Support Agreement, Registrant engages the Association to provide operational support services at each national event conducted in the United States, Canada and Mexico throughout the term, so long as each such national event is sanctioned by the Association pursuant to the Sanctioning Agreement.  The Support Services are provided by the Association at the direction Registrant, and are to be provided by the Association with the same efficiency and quality as that provided during the 2006 Registrant Season.

The operational support services to be provided by the Association include overall race operations oversight, including pre and post-event planning and evaluation; overall responsibility for track preparation and emergency response; electronics, timing and scoring; emergency medical services; radio communications; racer and event worker processing; responsibilities for operating the starting line, pit control, staging and turnaround; and event security coordination.

Registrant maintains exclusive decision-making responsibility with respect to (i) overall event planning, (ii) event scheduling and operations, (iii) media activities, (iv) ticketing, (v) broadcasting activities, and (vii) post-event financial reconciliation.

The fees to be paid by Registrant to the Association for the operational support services will be determined by reference to the base 2006 budget plus a service fee in an amount equal to certain percentages of such year’s base budget.  Registrant will also pay to the Association an amount equal to reasonable, actual costs, increased by the applicable service fee percentage, incurred by the Association in connection with (A) Registrant’s operating plan additions or modifications and/or (B) weather impacted costs in excess of the 2006 racing season.

Registrant agrees to provide, at its expense, all of the facilities, equipment, materials, supplies, personnel and services necessary in order for the Association to render the support services, as specified in the Sanctioning Agreement and the NHRA Rulebook, in an amount and quality at least comparable to that occurring during the 2006 Registrant Season.

Unless earlier terminated or renewed by mutual consent, the term of the agreement expires following the last  national event of the 2032 racing season.

If at any time during the term the Association commits (i) four or more “major breaches” within ten calendar years, (ii) three of more major breaches within five calendar years or (iii) two or more major breaches within any single calendar year, then Registrant shall have the right to terminate the agreement.  A “major breach” is defined as either (A) the failure of the Association to perform the sanctioning services with a quality or level of service no less than that occurring during the 2006 racing season, which failure results in the inability to crown a champion in any class of professional drag racing conducted at an event; or (B) any other failure by the Association to perform its obligations under the agreement which would constitute a breach sufficient under California law to entitle Registrant to terminate the agreement.

Brand License Agreement (“BLA”)

The primary purposes of the Brand License Agreement is to set forth the various rights, restrictions and responsibilities of NHRA pro Racing and the Association with respect to (i) use of existing NHRA marks, (ii) creation of new NHRA marks, (iii) the preservation of category exclusivity for certain racing series sponsors, and (iv) use of NHRA marks in the corporate name of Registrant’s the professional drag racing subsidiary.

Pursuant to the provisions of the Brand Licensing Agreement, the Association (“Licensor”) grants to the Registrant (“Licensee”): (a)  a perpetual, non-transferable, sub- licensable, exclusive (even as to Licensor) worldwide, royalty free,  fully paid license to use the “Licensor Owned Marks” to  exploit the Commercial Exploitation Rights and to market, promote and otherwise operate the Purchased Business and Professional Drag Racing; (b) the right to create new Marks incorporating “NHRA” or other Licensor Owned Marks, to modify the Licensor owned Marks and to create new composite Marks (collectively, the  “Licensee Created Marks”). The Licensee Created Marks and the Licensor Composite Marks assigned to the Registrant in the Asset Purchase Agreement are called the “Licensee Owned Marks.”

The Registrant is also granted the rights to create and market various products using Licensor Owned Marks (other than Licensor Composite Marks); and the right to use “NHRA” in its corporate name.

The Registrant grants to the Association a non-transferable, sub licensable, non-exclusive, perpetual, worldwide, royalty free, fully paid license to use the Licensee Owned Marks for (a)

marketing and promotion activities that generally benefit Licensee an Licensor, (b) to operate the Retained Business and (c) as required to perform Licensor’s obligations to the Registrant under the Ongoing Business Agreements.

Each party may sublicense the other party’s Marks licensed to it hereunder to third parties to enable  such party to better exploit the license granted to it provided that any sublicense must abide by the same terms and conditions binding each of the parties.

In order to preserve the value to sponsors of any racing series, the parties agree to preserve category exclusivity for any sponsor whose name is included in the name of any drag racing series ( “Series Name Sponsor”) provided that each party is limited to exclusivity in no more than 3 business categories at any time. The parties agree to honor all existing series sponsorship agreements and any renewals of such sponsorships containing substantially the same scope of exclusivity as set forth in the existing agreements. Existing Series Name Sponsors are The Coca Cola Company, Lucas Oil Products, Autosales, Inc., Sony Mobile Electronics, and O’Reilly Automotive, Inc.

The Registrant agrees that it will not use the name “National Hot Rod Association”, the initials “NHRA” without an additional name and to certain other restrictions on the names it can use.  The Registrant is given the rights to use the initials “NHRA” in combination with another name such as “NHRA Pro”. The Registrant is given ownership of the domain name www.NHRA.com.

Licensee is given a right of first refusal to buy any of the Licensor Owned marks should the Association decide to sell one of more of them in the future.

Within the U.S. the Association has the exclusive right to file and prosecute, at its own expense, trademark applications and is obligated to take the steps necessary to protect such trademarks.  If the Association fails to do so, then the Registrant has the right to do so. Outside of the U.S., the Association shall also have the right to do such filing and prosecution but if it fails to do so then the Registrant shall have that right.

The term of the licenses is indefinite and neither party can terminate the brand licensing agreement or withdraw the licenses issued or the rights granted thereunder except upon the occurrence of a “Change of Control” within three years of the completion of the Asset Acquisition or, if the Association does not sell any of the Registrant’s Stock, within four years of the completion. If a Change of Control occurs, then the Association may, within 180 days of receiving notification of such a change, terminate the brand licensing agreement. If such a termination occurs, then after a 180 day wind down period  the Registrant cannot use any of the brand names licensed to it or even those owned by it which utilize any of the Association’s Marks. “Change in Control” may be summarized as follows: (i) acquisition of beneficial ownership in more than 50% of the voting shares of the Registrant by a Conflicted Person (as defined below); (ii) approval by the Registrant shareholders of a business combination involving substantially all of the Registrant’s assets that results in a Conflicted Person acquiring or receiving more than 50% of the voting shares of the Registrant; (iii) board approval of a plan to dissolve or liquidate the Registrant; (iv) acquisition of beneficial ownership in more than 30% of the voting shares of the Registrant by a Conflicted Person followed by certain changes in the makeup of the Board’s majority during the one year period following such acquisition; or (v) any other event that results in a Conflicted Person obtaining control of the Registrant.  A “Conflicted Person” is a supplier, vendor, or competitor to the racing activities of Association or the Registrant, a race track owner, a race driver or race team owner associated with the Association or the Registrant, or any person who sanctions auto racing events.

Promotional Access Agreement

Under the terms of the Promotional Access Agreement, the Registrant agrees to permit the Association and its sponsors to conduct certain promotional activities in conjunction with the Association races conducted at the Registrant’s national events.

•      Such promotional activities include availability of on site promotional media such as track signage and race program advertising; access for Association membership activities; race tickets and related parking; access for Association photographers, videographers and writers; display space for activities included within the retained business; suite access; space, access and tickets for youth programs; access benefits and facilities necessary to fulfill Association sponsor obligations; and press conference access around Association racing programs.

•      The access to these promotional activities is to be provided by the Registrant in an amount, quality and visibility no less that that occurring during the 2006 racing season (or, in certain instances, the 2007 racing season).

•      These items are provided at no cost to the Association (other than certain costs the Association itself incurs in accessing these benefits; e.g., the cost of erecting and dismantling display space).

The term of the agreement is 25 years and will expire at the end of the 2032 NHRA racing season.

Association Drag Racing Access Agreement

The 23 National Events at which the Professional Drag Racing takes place (commonly known as the PowerAde Series) traditionally has also certain races (the “NE Association Races”) interspersed at the National Events between the Professional Drag Racing races.  The Registration and the Association have provided in the Association Drag Racing Access Agreement for that relationship to continue. Consequently, the Association has the right to require the Registrant to continue to conduct such races at the National Events to the same extent as they are now being conducted subject to certain  Reduction Rights and the Registrant has the right to require that the Association permit it to conduct such races at National Events to the same extent as they are now being conducted. The term of the Association Drag Racing Access Agreement is 25 years.

For the first 5 years, the Registrant will conduct the NE Association Races in the same amount and manner as such races were conducted in 2006 (the “Baseline Access”). After 5 years, the Registrant has the right to reduce the number of vehicles in such races in any year by up to 10% of the Baseline Access, up to a maximum total reduction of 50% of the Baseline Access.  In addition, the parties have agreed to other provisions designed to provide that if the Registrant reduces the number of National Events that it is conducting to less than 23 and is then conducting other similar events, that the Association will have the right to require the Registrant to include the NE Association Races at such events to make up for the reduced number of National Events. If the existing National Event Series is expanded to more than 23 events, then the Association will have the right to require the Registrant to conduct NE Association Races at such added events to the same extent as it is then conducting NE Association races at the other National Events.

The Registrant is obligated, with respect to the NE Association Races that is conducts at the National Events, and at its sole expense, to comply with the applicable NHRA Member Track Requirements (as such term is defined in the Sanctioning Agreement described above), and to provide certain other benefits to the Association, including the following: a section of 1,000 reserved seats to all National Events; trophies and purses for certain NE Association events, subject to cost sharing provisions.

An annual access fee shall be paid by the Association to the Registrant in return for the access provided for in this agreement, subject to a proportionate reduction if the Registrant exercises its right to reduce the number of vehicles racing in the National Events. In addition, the Association shall reimburse the Registrant for a portion of the prize monies for all NE Association Races conducted at National Events, including such events held at tracks owned by the Registrant, and for a portion of the cost of trophies and other cash prizes for such races.

Each party is obligated to indemnify the other party for any damages caused by it in performing its obligations under the Association Drag Racing Access Agreement.

Registration Rights Agreement

In connection with the Asset Acquisition, the Registrant has agreed to grant to the Association and its affiliates certain registration rights to allow them to resell the shares of the Registrant received in the Asset Acquisition in accordance with the federal securities laws.  At the closing of the Asset Acquisition, assuming it is approved by our stockholders, the Registrant will enter into a registration rights agreement with the Association .

The Registrant commits to provide the Association with up to two demand registrations beginning one year after the Closing (the “Anniversary Date”) and expiring on the earlier to occur of (i) 7 years from the Anniversary Date, or (ii) when the Association and its affiliates own less than 20% of the initial securities transferred to it as part of the purchase price (the “Initial Shares”). The demand must be for a number of shares at least equal to 20% of the Initial Shares. The Registrant can utilize Form S-3 if it is available to satisfy this obligation.

If at any time after the Anniversary Date the Registrant files a registration statement under the Securities Act with respect to the offering of its equity securities than, except for certain limited exceptions (such as those involving a convertible debt offering or in connection with a merger) the Registrant must offer the Association the opportunity to participate in such offering by offering some or all of its Initial Shares for sale pursuant to such registration statement. The Association’s right to participate in such a registration is subject to certain restrictions including the right of the Registrant to reduce the number of Association Initial Shares to be registered under certain circumstances. These rights expire 7 years from the Anniversary Date. The Association has the right to request no more of 5 such piggy-back registration rights.

Registration Expenses: The Registrant agrees to bear all costs and expenses in connection with the registrations, including all registration and filing fees, all Blue Sky fees and expenses, printing expenses, fees and expenses to list the registered securities, and other fees and expenses incurred by the Registrant in connection with such registrations including the fees and expenses of legal counsel selected, in certain cases, by the Association. However, in all cases the Association, not the Registrant, will pay for any underwriter’s costs and expenses incurred in connection with any such registration or resulting sale.

Item 7.01 Regulation FD Disclosure

Overview

The NHRA POWERade Drag Racing Series currently consists of 23 national events held at locations across the country. These multi-day events, which can draw as many as 125,000 spectators over three or more days, provide fans, racers and sponsors a unique ability to interact with each other through access to the racer pit area.  In addition, NHRA’s Nitro Alley display and interactive area located at each national event provides fans with a race-related entertainment experience, including the ability to get behind the wheel themselves in motorcycle and funny car simulators. All 23 national events are aired exclusively on ESPN2.

National Hot Rod Association (“The Association”)

The National Hot Rod Association was founded in 1951 by the editor of Hot Rod magazine and organizer of the Southern California Timing Association, Wally Parks.  As the first president of the sport, Parks instituted safety rules and performance standards that helped legitimize the sport.  The Association held its first official race in 1953 on the Los Angeles County Fairgrounds and staged its first “national” event in 1955.  Dallas Gardner followed Wally Parks as President of the Association and Tom Compton succeeded Dallas Gardner in 2000.  Now in its fifth decade of existence, the Association maintains a membership of more than 80,000, with 35,000 licensed drivers, and 140 member tracks.  Upon completion of our acquisition of the proposed business, the Association will remain a non-profit, organized under 26 U.S.C. 501(c)(6), with its primary office in Glendora, CA, which it will lease from the Registrant, and will remain responsible for the sanctioning of NHRA branded events and the institution of safety rules, performance standards.

National Hot Rod Association Pro Racing (“NHRA PR”)

The National Hot Rod Association Pro Racing is the Proposed Business and will be the Registrant’s wholly-owned subsidiary.  The Proposed Business will be led by current Association President Tom Compton and the Registrant will own the many and varied assets of the Association.  The Proposed Business is the world’s pre-eminent drag racing organization and leader in the business of motorsports entertainment.  Known as “The Extreme Motorsport,” drag racing is the second most popular form of motorsports entertainment and involves events at both the “professional” and the “sportsman” level.  The Registrant is only acquiring the professional assets and the amateur and sportsman events remain assets of the Association.   In addition to on-track entertainment, through the acquisition of the proposed business, the Registrant will also be involved in the commercialization of the National Hot Rod Association brands.

Unlike many of the other professional sports, the NHRA POWERade Drag Racing Series provides fans and spectators unparalleled access to the professional drivers and crew members.  Fans may get as close as five feet to crew members while they “work” on the car and engine; and drivers will often talk to fans and sign autographs.  The drivers and crew members of the sportsman classes are even more accessible and will often take time to answer both talk to fans and answer any questions they might have, from engine development to race strategy, no drag racing subject is off-limits.  The access and dedication to fan enjoyment positions the NHRA POWERade Drag Racing Series and NHRA branded drag racing events as an excellent entertainment and sporting event for the entire family to enjoy.

The Registrant also intends to actively and effectively promote each of the NHRA brands so that we may expand their earning potential in the growing motorsports entertainment industry.  The Proposed Business holds the exclusive, worldwide, perpetual license to the NHRA brand, the exclusive right to “Official NHRA” sponsorship and licensing, the rights to all current and future media exploitation, and the exclusive merchandising rights relating to both the professional series and the NHRA brand itself.

We will employ more than three hundred people and maintain an office in California.

The Professional Series, NHRA POWERade Drag Racing Series

Currently, the NHRA professional series, known as the NHRA POWERade Drag Racing Series, stages events twenty three times per year, passing through twenty one different cities located throughout the United States.  In 2007, the Association and The Coca-Cola Company’s POWERade brand entered their sixth year as partners in presenting the world’s fastest motorsports attraction.  Per the 2007 NHRA POWERade Schedule, the following cities will be represented by the following events:

NHRA POWERade Drag Racing Schedule (2007)

Date	Event	City
February 8-11	CARQUEST Auto Parts NHRA Winternationals	Pomona, CA
February 23-25	Checker Schuck’s Kragen NHRA Nationals	Phoenix, AZ
March 15-18	ACDelco NHRA Gatornationals	Gainesville, FL
March 30-April 1	O’Reilly NHRA Spring Nationals	Houston, TX
April 12-15	SummitRacing.com NHRA Nationals	Las Vegas, NV
April 26-29	Summit Racing Equipment NHRA Southern Nationals	Atlanta, GA
May 4-6	O’Reilly NHRA Midwest Nationals	Madison, IL
June 1-3	O’Reilly NHRA Summer Nationals	Topeka, KS
June 7-10	Torco Racing Fuels Route 66 NHRA Nationals	Chicago, IL
June 21-24	ProCare Rx NHRA SuperNationals	Englishtown, NJ
June 28-July 1	Summit Racing Equipment NHRA Nationals	Norwalk, OH
July 6-8	O’Reilly NHRA Thunder Valley Nationals	Bristol, TN
July 13-15	Mopar Mile-High NHRA Nationals	Denver. CO
July 20-22	Schuck’s Auto Supply NHRA Nationals	Seattle, WA
July 27-29	Fram Autolite NHRA Nationals	Sonoma, CA
August 9-12	Lucas Oil NHRA Nationals	Brainerd, MN
August 16-19	Toyo Tires NHRA Nationals	Reading, PA

August 29-September 3	Mac Tools NHRA Nationals	Indianapolis, IN
September 14-16	O’Reilly Mid-South Nationals	Memphis, TN
September 20-23	O’Reilly NHRA Fall Nationals	Dallas, TX
October 5-7	Torco Racing NHRA Fall Nationals	Richmond, VA
October 25-28	ACDelco Las Vegas NHRA Nationals	Las Vegas, NV
November 1-4	Automobile Club of Southern California NHRA Finals	Pomona, CA

More than one hundred drivers compete at the professional level in one of four different classes of the NHRA Professional POWERade Series: Top Fuel, Funny Car, Pro Stock, and Pro Stock Motorcycle for a total prize purse of $1,828,750 divided amongst the top ten professionals based upon points accumulated as a result of their finishing position at each POWERade Drag Racing Series event.  The purses are distributed among the four professional divisions according to the following scale:

In addition to the base purses, there are three bonuses paid.  The Top Fuel Shootout and Skoal Showdown, each pay $4,000 to the number one qualifier in their respective class (Top Fuel Shootout – Top Fuel, Skoal Showdown – Funny Cars) and $1,000 is paid to the number one qualifier of the King Demon Crown, and Ringers Gloves Pro Bike Battle (King Demon Crown – Pro Stock, Ringers Gloves Pro Bike Battle – Pro Stock Motorcycle).  In addition, the professional in each respective class that accumulates the most qualifying points, awarded based upon position, will receive an additional bonus of $100,000 in the Top Fuel and Funny Car series, while the winners of the King Demon Crown and Ringers Gloves Pro Bike Battle will receive $25,000.  The top 10 Bonus Program valued at $1,187,500 is paid as follows:

The four different types of vehicles used in the NHRA POWERade Drag Racing Series are summarized below:

Class	Description
Top Fuel

Top Fuel dragsters must weigh at least 2,225 pounds, including the driver, and have a wheelbase of 180 to 300 inches. From the front of the car to a point 12 inches behind the centerline of the front axle, the cars must maintain a minimum ground clearance of three inches. The rest of the car must have a two-inch clearance. The top of the rear wing may not be more than 90 inches from the ground, and the wings are not permitted to move during the run.

Funny Car

Funny Cars must weigh at least 2,400 pounds, driver included, and have a wheelbase of 124 to 125 inches. From the front of the car to a point 12 inches behind the centerline of the front axle, the minimum ground clearance is three inches. The rest of the car must have a two-inch clearance with the exception of the oil pan and exhaust headers. The front overhang may not exceed 40 inches, measured from the centerline of the front axle. The underside of the body, including the roof area, must have a flame-retardant covering or coating.

Pro Stock

Pro Stock cars must weigh at least 2,350 pounds, including the driver. The cars must be no more than five years old and be a two-door coupe or two-door sedan (domestic or foreign). The rear spoilers cannot be longer than 14 inches from the point of attachment to the end of the piece. Headlights and parking lights must be stock-appearing.

Pro Stock Motorcycle

Pro Stock Motorcycles have differing weights depending on engine combination - 575 pounds for Kawasaki, 590 for 92-cid Suzuki, 615 for 101-cid Suzuki, and 615 for Harley-Davidson and V-Twin, including rider - and have a maximum wheelbase of 70 inches. Bikes must be 1998 or later models and retain their stock appearance, including a front fender, simulated headlight and taillight, and manufacturer identification on both sides. The engine and body make must be the same. All motorcycles must pass NHRA body inspection prior to competition.

Television and Internet Broadcasting

The qualifying and elimination rounds of sixteen of the twenty-three professional events are currently broadcast exclusively by ESPN2 and the results of each round and event can be followed via the website, www.nhra.com.

ESPN is the world-wide leader in sports television.  Currently, ESPN broadcasts a variety of sports programming, including Monday Night Football.  Our relationship with ESPN may provide the company with significant growth potential and a platform through which viewers can easily find and watch their favorite professional drivers compete in the NHRA POWERade Drag Racing Series.

Coca-Cola as Sponsor of the NHRA POWERade Drag Racing Series

POWERade was named as the series sponsor in on December 3, 2001. The multi-tiered worldwide exclusive agreement also includes several official sponsorship programs, including POWERade as the official sports drink, Coca-Cola Classic as the official soft drink, Full Throttle as the official energy drink, and Dasani as the official bottled water of NHRA. Besides marketing and promotional support on both a local and national level, POWERade will provide advertising support during NHRA’s 23 national event television shows, aired exclusively on ESPN2 and within other shows and programs on a variety of networks. The Association’s partnership with POWERade also includes a major commitment and involvement from Coca-Cola Enterprises, the world’s largest marketer, producer, and distributor of products of The Coca-Cola Company, to provide series sponsorship support at the consumer distribution level.

The Coca-Cola Company engages in the manufacture, distribution, and marketing of nonalcoholic beverage concentrates and syrups worldwide. The company offers nonalcoholic beverages, principally carbonated soft drinks, as well as noncarbonated beverages.  The company markets its nonalcoholic beverages under various brand names, including Coca-Cola, Diet Coke, Fanta, POWERade, and Sprite. It sells its finished beverage products primarily to distributors. The Coca-Cola Company was founded in 1886 and is headquartered in Atlanta, Georgia.

Key Professionals

The key professionals have many years experience in the motorsports entertainment industry and it is through their experience and guidance the sport of drag racing has grown into an exceptional motorsports experience for both the competitors and more importantly, fans and spectators.  The Registrant believes these key professionals are well-positioned to confidently lead the professional series into the future, while current markets are maintained and the NHRA and NHRA POWERade Drag Racing Series brands are further expanded, through the effective and efficient use of resources.

The Support of the National Hot Rod Association

The Association, which is now responsible for the education and safety of current and future drag racers, in addition to sanctioning our professional events, is located in Glendora, CA, and is the world’s “largest and loudest” auto racing organization.  With the consideration to be paid to the Association for the purchase price of $100 million in cash, $9.5 million in our common stock, and our assumption of $11.5 million in debt liabilities, the Association will have significantly greater resources to carry out its mission of preserving, protecting, and promoting the sport of drag racing and events to the public.  With more than 80,000 members and 35,000 licensed competitors, the Association has evolved from an organization whose purpose was to remove “hot-rodders” and “drag racers” from city streets to the sanctioning body for us today.  This organization will continue to grow, as more people become aware of the exciting array of safety advice and information presented by this organization and will put this to the test in events held by us.

Non-Professional Drag Racing (“Sportsman”) Series

The non-professional, “sportsman,” series will continue to be operated by the Association.  However, the Registrant believes the POWERade Drag Racing Series may receive substantial benefits from the amateur events and the Association carrying out its mission of preserving, protecting, and promoting the sport of drag racing.  Much like other professional sports with “farm” systems, (MLB, NASCAR, NBA, NHL, NFL), the Association’s amateur events, especially those at the “top” level, are training and proving grounds preparing drivers and crew members to become future professionals.  When new drivers arrive on the professional series, if they trained in the amateur ranks, they will be well prepared and ready to compete at the highest level.  In addition to driver and crew preparation, the Registrant may derive significant economic and financial benefits from the interest generated by competitions at the amateur level, including, but not limited to: increases in attendance, sponsors, top-quality drivers, competition, television ratings and website traffic, all of which, by themselves or in concert with others, may increase our revenue and growth potential.

The “sportsman” series features competition in the following classes: Top Alcohol Dragster, Top Alcohol Funny Car, and the three “Super” classes, Comp, Gas, and Street.  Each of the above features a single class of vehicle in head to head competition. Licensed amateurs can compete in classes such as: Comp, Super Stock, and Stock, each of which uses a “weighted” starting system to equalize competition amongst the classes of unequal vehicles, Comp, Super Street, and Stock.

The Lucas Oil Series

Featuring race vehicles that range from five-second Top Alcohol Dragsters and Top Alcohol Funny Cars to 15-second Stockers, the NHRA Lucas Oil Drag Racing Series is the premier Sportsman series in drag racing. Lucas Oil Products, is in its fourth year of a multiyear commitment to back the program, which boasts the eight categories of Top Alcohol Dragster, Top Alcohol Funny Car, Comp, Super Stock, Stock, Super Comp, Super Gas, and Super Street and whose racers make up the vast majority of entries at NHRA national events. Top Alcohol Dragsters and Top Alcohol Funny Cars will be showcased at 16 NHRA national events; Comp, Super Stock, Stock, and Super Comp entries at 19 national events; Super Gassers at 20; and Super Street cars at 8.

Additionally, racers in Comp, Super Stock, Stock, Super Comp, Super Gas, and Super Street will vie for titles at national events exclusively showcasing Lucas Oil Drag Racing Series competition, the Jegs.com NHRA Cajun SPORTSnationals April 22-24 at No Problem Raceway in Belle Rose, La., and the Jeg’s NHRA Northern SPORTSnationals July 28-31 at National Trail Raceway in Columbus, Ohio.  Drivers in the NHRA Lucas Oil Drag Racing Series are competing for more than $560,000 in year-end champions’ bonuses, including $37,500 each for national champions in Top Alcohol Dragster and Top Alcohol Funny Car. Divisional champions in those two categories from each of the Association’s seven geographical regions will earn $8,500.  In addition, the NHRA Lucas Oil Drag Racing Series features bonus money for competitors through the $100,000 Jeg’s All-stars, a special event showcasing the best drivers in the series, and the $52,000 NHRA Perfectly Strange Performance Award.

Lucas Oil Products is one of the fastest-growing additive lines in the consumer automotive industry. Through innovative product research and development, along with aggressive marketing programs, Lucas Oil Products has established itself as the top-selling additive line in the American truck-stop industry.  Lucas Oil is based in Corona, CA.

NHRA Summit Racing Series

The NHRA Summit Racing Series features a bracket racing format that allows drivers in many types of vehicles, including dragsters, roadsters, sedans, and coupes, to compete on an equal basis against each other. In addition to three categories of competition for cars, a motorcycle category is featured.  NHRA Summit Racing Series racers compete for points and cash awards at a number of qualifying events at 140 NHRA member tracks throughout North America. Drivers who earn the most points are eligible to compete for individual and team honors at the NHRA Summit Racing Series Finals in each of NHRA’s seven divisions. Individual winners receive a division trophy and travel expenses to attend the NHRA Summit Racing Series National Finals in Pomona, Calif., Nov. 1-4, held in conjunction with the NHRA POWERade season closer, where they will compete for a national championship, $5,000, a national champion’s trophy, and bragging rights for the year. As many as 80,000 racers participate in the

NHRA Summit Racing Series; making this series the largest organized series in drag racing nationwide.

Summit Racing Equipment offers parts for racers, street rodders, muscle car enthusiasts, off-roaders, and sport compact fans through retail sores, catalog, and online. The company operates retail stores and distribution centers in Tallmadge, Ohio; Sparks, Nevada; and McDonough, Georgia. Autosales, Incorporated was founded in 1968 and is headquartered in Tallmadge, Ohio.

Jr. Drag Racing League

The NHRA O’Reilly Auto Parts Jr. Drag Racing League offers kids ages 8-17 a chance to race half-scale dragsters in a controlled environment at many of NHRA’s 140 member tracks throughout the United States and in Canada long before they can obtain a state driver’s license. Membership in the Jr. Drag Racing League is required for competition.  The cars that Jr. Drag Racing League competitors race are called Jr. Dragsters and are half-scale versions of Top Fuel dragsters. Using a five-horsepower, single-cylinder engine, a Jr. Dragster can go as fast as 85 mph and as quick as 7.90 seconds in an eighth-mile.  Competition in the Jr. Drag Racing League is equalized by a handicapped starting system, and classes are usually split into age groups, which helps keep racers of the same skill level together. This division of NHRA is designed to help build the ranks of tomorrow’s stars while providing a fun family activity. And if you think that Jr. drag racing is just for the boys, think again. Of the Jr. Drag Racing League’s roughly 4,500 members, about 35 percent are girls. Many of NHRA’s 140 member tracks offer weekly Jr. Drag Racing League programs where kids can race to earn points toward track championships in their age group.

The points leaders in each class are then chosen to represent their track at the NHRA O’Reilly Auto Parts Jr. Drag Racing League Eastern Conference Finals in Bristol, Tenn., or Western Conference Finals in Denver, Colo., depending on the location of the track. More than 1,000 kids compete for individual and team honors at the NHRA O’Reilly Auto Parts Jr. Drag Racing League Eastern and Western Conference Finals, and more than $100,000 in savings bonds are given away at each event..

O’Reilly Automotive, Inc. operates as a specialty retailer of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States. It sells its products to both do-it-yourself customers and professional installers. As of December 31, 2006, O’Reilly Automotive operated 1,640 stores in Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin, and Wyoming. The company was founded in 1957 and is based in Springfield, Missouri.

About the Registrant

The Registrant is a company that was formed for the specific purpose of consummating a business combination in the media, entertainment and/or telecommunications industries. In June 2006, the Registrant raised $150 million in its initial public offering. The Registrant was formed by Eddy Hartenstein, Robert Meyers, Larry Chapman, Steve Cox and Bruce Lederman, each of whom played senior roles in building DIRECTV to a business with over 12 million subscribers and over $7.7B in annual revenue.  Mr. Hartenstein served as President of DIRECTV from its formation in 1990 through 2001, and Chairman and CEO from 2003-2003, and was responsible for assembling its management team and guiding its strategic efforts to establish DIRECTV as the world’s leading digital television service.

Forward-looking Statements

This Current Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about the Registrant, the NHRA and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Registrant’s and the NHRA’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of the Registrant’s stockholders to approve the asset purchase agreement and the transactions contemplated thereby; the number and percentage of the Registrant stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which the NHRA is engaged; demand for the products and services that the NHRA provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Registrant’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither the Registrant nor the NHRA assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, the Registrant will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of the Registrant. The Registrant’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of assets from the NHRA and the related transactions.  The Registrant’s stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to HD Partners Acquisition Corporation, 2601 Ocean Park Blvd., Suite 320, Santa Monica, California 90405.

The Registrant and its officers and directors may be deemed to have participated in the solicitation of proxies from the Registrant’s stockholders in favor of the approval of the acquisition and related transactions. Information concerning the Registrant’s directors and executive officers is set forth in the publicly filed documents of the Registrant.  Stockholders may obtain more detailed information regarding the direct and indirect interests of the Registrant and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement between the Registrant and the Association dated May 30 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 5, 2007

HD PARTNERS ACQUISITION CORPORATION

By: /s/ Eddy W. Hartenstein
Eddy W. Hartenstein
President and Chief Executive Officer